                                                                     EXHIBIT 2.2


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), is made and entered into as of the 31st day of March, 2000, by and among TRW Milliwave Inc., a California corporation (the "Company"), TRW Inc., an Ohio corporation ("TRW"), and Endgate Corporation, a Delaware corporation, as surviving company ("Surviving Company").

                                    RECITALS

WHEREAS, Surviving Company, TRW and the Company entered into the Agreement and Plan of Merger, dated as of February 28, 2000 (the "Agreement"); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below in order to take into account the conversion of Surviving Company capital stock to occur upon the filing of the Amended and Restated Certificate of Incorporation of the Surviving Company (the "Certificate") immediately following the Closing of the Merger;

NOW, THEREFORE, for and in consideration of the premises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Surviving Company, TRW and the Company hereby agree as follows:

1. AMENDMENT OF ARTICLE 4 OF THE AGREEMENT. Article 4 of the Agreement shall be amended to read in its entirety as follows:

                                   "ARTICLE 4
                              CONVERSION OF SHARES

     4.01. CONVERSION OF COMPANY COMMON. Shares of the common stock of the Company shall be converted in the Merger as follows: at the Effective Time, all of the shares of the Company's common stock, no par value (the "Company Common"), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 27,926,126 shares of the Series T-1 Preferred Stock, par value $0.001 per share, of the Surviving Company (the "TRW Shares"). The TRW Shares shall represent at the Closing 52.6% of the outstanding equity of Surviving Company (on an undiluted, but as converted into common stock, basis, taking into account only issued and outstanding common and preferred shares of Surviving Company, warrants that are exercisable into preferred shares of Surviving Company and indebtedness of Surviving Company that is convertible into preferred shares of Surviving Company, but not taking into account common stock repurchases and stock option exercises occurring between the date of the Agreement and the Closing of the Merger); to the extent that the number of shares set forth in the preceding sentence does not represent this percentage, the number of shares of Series T-1 Preferred Stock that comprise the TRW Shares shall be adjusted so that the TRW Shares do represent such percentage at Closing. In light of the foregoing automatic adjustment provision, the Company and TRW agree that this Agreement will be amended upon Surviving Company's request to reflect changes or corrections in Surviving Company's pre-Merger capitalization and/or the exchange ratios applicable in the Conversion (as defined below). At the Closing, Surviving Company will present TRW a stock certificate representing the TRW Shares.

     4.02. CONVERSION OF SURVIVING COMPANY COMMON STOCK. Upon the filing of the Certificate, each share of Surviving Company Common Stock outstanding immediately prior to the Closing will be converted into 0.5 share of Common Stock of the Surviving Company outstanding immediately after the filing thereof. No fractional shares of the Common Stock of Surviving Company will be issued in connection with the conversion described in the preceding sentence. In lieu of any such fractional shares, if any, any holder of Surviving Company Common Stock who would otherwise be entitled to such fraction of a share shall, upon surrender of his certificate or certificates representing common stock of Surviving Company, be paid an amount in cash (without interest) determined by multiplying the fraction by $2.54.

     4.03. CONVERSION OF SURVIVING COMPANY PREFERRED STOCK. Shares of the preferred stock of Surviving Company shall be converted in the Merger upon the filing of the Certificate as follows (collectively, such conversions shall be referred to herein as the "Conversion"):


                  (a)                            all of the shares of the
                           Company's Series A Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exercise or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 852,500 shares of the Series E-1 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (b)                            all of the shares of the
                           Company's Series B Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 1,732,802 shares of the Series E-2 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (c)                            all of the shares of the
                           Company's Series C Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 2,016,707 shares of the Series E-3 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (d)                            all of the shares of the
                           Company's Series D Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 2,500,810 shares of the Series E-4 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (e)                            all of the shares of the
                           Company's Series E Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 4,975,869 shares of the Series E-5 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (f)                            all of the shares of the
                           Company's Series F Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 7,304,689 shares of the Series E-6 Preferred Stock, par value $0.001 per share, of Surviving Company; and

                  (g)                            all of the shares of the
                           Company's Series G Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 5,098,492 shares of the Series E-7 Preferred Stock, par value $0.001 per share, of Surviving Company.

     4.04. NO FRACTIONAL SHARES. No fractional shares of the Preferred Stock of Surviving Company will be issued in connection with the conversions described in Sections 4.01 and 4.03 above and no certificate therefor will be issued. In lieu of such fractional shares, if any, any holder of Surviving Company Preferred Stock (as defined in Section 7.01) who would otherwise be entitled to a fraction of a share of the Series T-1 Preferred Stock or the Series E-1 Preferred Stock through Series E-7 Preferred Stock of Surviving Company shall, upon surrender of his certificate or certificates representing preferred stock of Surviving Company, be paid an amount in cash (without interest) determined by multiplying the fraction by $5.06.

2. Substitution of Exhibit 3.01. Exhibit 3.01 to the Agreement is hereby replaced with the form of Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

3. Addition of New Section 5.27. The Agreement shall be amended to include the following as a new Section 5.27 as set forth below in its entirety:

     "5.27. TRW MILLIWAVE INCENTIVE COMPENSATION PLAN. Effective at the Effective Time, the TRW Milliwave Incentive Plan will have been terminated by duly authorized action of the Board of Directors of the Company, as set forth in
Exhibit 5.27(a) hereto, and by action of the President of the Company as set forth in Exhibit 5.27(b) hereto. Any amounts owing to participants of the TRW Milliwave Incentive Plan up to and through the date of termination thereof has been paid by the Company, the participants in the TRW Milliwave Incentive Plan have been notified of the termination thereof and the Company shall have no further liability in connection with the TRW Milliwave Incentive Plan or the termination thereof."

3. NO OTHER CHANGES. Other than the changes set forth above, there shall be no other changes to the Agreement, and the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

The Company:

TRW Milliwave Inc.


By:/s/ WALTER A. PAGE, III
   ---------------------------------

Surviving Company:
Endgate Corporation


By:
    --------------------------------


TRW:

TRW Inc.


By:/S/ WESLEY G. BUSH
   ---------------------------------
changes to the Agreement, and the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

The Company:

TRW Milliwave Inc.


By:
    --------------------------------



Surviving Company:

Endgate Corporation


By: /s/ EDWARD A. KEIBLE, JR.
    --------------------------------



TRW:

TRW Inc.

By:
    --------------------------------

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF ENDWAVE CORPORATION

                             (SEE TAB 4, EXHIBIT B)










                                       1.